UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 12, 2016

SkyPeople Fruit Juice, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2016, SkyPeople Fruit Juice, Inc. (the “Company”) received a delisting determination letter (the “Determination Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that since the Company had not filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016, respectively, (together, the “Reports”) by October 11, 2016, the deadline by which the Company was to file all Reports in order to regain compliance with NASDAQ Listing Rule 5250(c)(1) (the “Rule”), the Company’s common stock is subject to delisting from The NASDAQ Global Market. The Determination Letter further noted that unless the Company requested an appeal of the Staff’s determination no later than 4:00 pm Eastern Time on October 19, 2016, trading of the Company’s common stock on The NASDAQ Global Market will be suspended at the opening of business on October 21, 2016, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”) removing the Company’s securities from listing and registration on The NASDAQ Stock Market.

The Company intends to timely request a hearing before the NASDAQ Hearings Panel (the “Panel”) under Listing Rule 5815(a) to present its plan to regain compliance with the Rule, which request will automatically stay the delisting of the Company’s securities for 15 calendar days from the deadline to request a hearing. In connection with its request for a hearing, the Company also intends to request a further stay of the suspension of trading and delisting of the Company’s common stock while the appeals process is pending. The Panel will notify the Company of its decision if it will allow the Company’s common stock to continue to trade on The NASDAQ Global Market pending the Panel’s decision. The Panel may, at its discretion, determine to continue the Company’s listing pursuant to an exception to the Rule for a maximum of 360 calendar days from the due date of the Form 10-K, which would be through April 9, 2017; however, there can be no assurance that the Panel will grant any or all of such exception.

As previously disclosed, on each of April 20, 2016, May 24, 2016 and August 17, 2016, the Company received a notification letter from the Staff indicating that the Company was not in compliance with NASDAQ’s continued listing requirements because the Company was not in compliance with the Rule with respect to the Reports.

On October 14, 2016, the Company issued a press release announcing the receipt of the Determination Letter. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 14, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: October 14, 2016	By:	/s/ Hongke Xue
	Name:	Hongke Xue
	Title:	Chief Executive Officer

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